                                                                    EXHIBIT 10.7

                 FIRST AMENDMENT TO SECURITY AND LOAN AGREEMENT
                       AND ADDENDUM, EXHIBIT "A," THERETO

This First Amendment ("Amendment") amends that certain Security and Loan Agreement dated January 2, 1997, by and between Imperial Bank ("Bank") and Steven Myers & Associates, Inc. ("Borrowers") and the Addendum, Exhibit "A," (the "Addendum") thereto, of even date (collectively herein the Security and Loan Agreement and the Addendum are referred to as the "Agreement") as follows:

1. The figure "$3,000,000" is deleted from Paragraph 1 of the Security and Loan Agreement and the figure "$4,000,000" is substituted therefor.

3. Paragraph 8.a of the Addendum is amended by deleting the figure "$3,000,000" therefrom and substituting the figure "$4,000,000" therefor.

4.   Except as provided above, the Agreement remains unchanged.

5. This Amendment is effective as of July 21, 1997, and the parties hereby confirm that the Agreement as amended is in full force and effect.


STEVEN MYERS & ASSOCIATES, INC.

BY: /s/ STEVEN S. MYERS                   By:    /s/ KENNETH COLBAUGH
   ------------------------------                ------------------------------

TITLE:    President & CEO                 Title:  EVP & COO
       --------------------------                ------------------------------

IMPERIAL BANK
"BANK"


BY:
   ------------------------------

TITLE:
      ---------------------------

                              [IMPERIAL BANK LOGO]

                          SECURITY AND LOAN AGREEMENT
                             (Accounts Receivable)

This Agreement is entered into between Steven Myers & Associates, Inc., a CA corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts up to, but not exceeding in the aggregate unpaid principal balance, the following Borrowing Base: 80% of Eligible Accounts and in no event more than $3,000,000

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank (a) the unpaid balance of Borrower's Loan Account on the maturity date provided for in Paragraph 1 of Exhibit A and (b) on or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of "&" percent ("&" %) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest at any time. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $250.00. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:


     A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     B. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.


     C. "Eligible Accounts" means all of Borrower's Accounts excluding, however, (1) all Accounts under which payment is not received within 60 days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.


5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys in the Collateral Account referred to in Section 6 hereof as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.


Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts, provided that no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent which will not be unreasonably withheld. Upon a default hereunder, any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. Upon a default hereunder, the proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. Upon a default hereunder, all collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.


7. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts in excess of $100,000 in the aggregate and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts in excess of $100,000 and, in any of such events, Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts.


8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein; (iii) To best of Borrower's knowledge each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; and (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon; (iii) Upon reasonable notice and during business hours, permit representatives of Bank to inspect Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way materially affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all reasonable legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agrement relating thereto: (vi) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept; (vii) Provide, maintain and deliver to Bank policies insuring the Collateral (other than Accounts) against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; and (viii) In the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.

10. Bank may at any time, upon a default hereunder, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than to Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank, except as permitted in the Credit Terms and Conditions referenced below.

12. Should; (i) Default be made in the payment of any obligation, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured; (ii) Any material statement or representation made for the purpose of obtaining credit hereunder prove false; (iii) Bank reasonably deem the Collateral inadequate or unsafe or in danger of misuse;
     (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commended by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) Immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable,and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, provided the aggregate of all such writs and other legal processes or taxes shall be greater to or equal to $250,000 and not removed within sixty (60) days, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

16.  Additional Provisions*:
       *See Exhibit "A" Addendum to Security and Loan Agreement Attached


Executed this 2nd day of January 1997


                                           STEVEN MYERS & ASSOCIATES, INC.
                                           -------------------------------------
IMPERIAL BANK                                        (Name of Borrower)

By: /s/ DENISE PARDUE                      By: /s/ STEVEN S. MYERS
   ----------------------------------         ----------------------------------
     Denise Pardue, Vice President         Steven Myers, President, CEO
                                           (Authorized Signature and Title)

                                           By: /s/ KENNETH COLBAUGH
                                              ----------------------------------
                                           Kenneth Colbaugh, EVP, COO
                                           (Authorized Signature and Title)

                                  "EXHIBIT A"


ADDENDUM TO SECURITY AND LOAN AGREEMENT
BETWEEN STEVEN MYERS & ASSOCIATES, INC. AND
IMPERIAL BANK
DATED JANUARY 2, 1997

This Addendum is made and entered into as of January 2, 1997, between STEVEN MYERS & ASSOCIATES, INC. ("Borrower") and IMPERIAL BANK ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire 36 months after execution of this document, subject to Bank's right to renew said commitment in its sole discretion. Any such renewal of the commitment shall not be binding upon Bank unless it is in writing and signed by an officer of the Bank.

2.   Borrower represents and warrants that:

     a. LITIGATION. There is no litigation or to the best of its knowledge other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     b. FINANCIAL CONDITION. The balance sheet of Borrower of September 30, 1996 and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit fairly present the financial condition of Borrower, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no materially adverse changes. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

     c. TRADEMARKS, PATENTS. Borrower, as of the date hereof, to the best of its knowledge, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents and license rights of others.

EXHIBIT A
Page 2

     d. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any governmental agency, Borrower has no liability for renegotiation of profits.

3. Borrower agrees that so long as it is indebted to Bank, it WILL NOT, without Bank's WRITTEN CONSENT:

     a. TYPE OF BUSINESS. Make any material change in the character of its business.

     b. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys in excess of $50,000 in the aggregate other than loans from Bank and other than allowed operating and capital leases, except obligations now existing and as shown in financial statement (excluding aircraft loans) dated September 30, 1996; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

     c. LIENS AND ENCUMBRANCES. Create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than:

     (a)  liens for allowed operating and capital leases;
     (b)  taxes not delinquent;
     (c)  liens in Bank's favor;
     (d) liens arising under workman's compensation laws, unemployment insurance laws and old age pensions or other social security benefits or other similar laws;
     (e) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of any debt), statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business; and
     (f) liens imposed by law, such as carriers', warehouseman's, mechanics', materialmens' and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established.

     d. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

     e. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity (required written

EXHIBIT A
Page 3

consent of the Bank will not be unreasonably withheld); or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or sell any assets except in the ordinary and normal course of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

     f. DIVIDENDS, STOCK PAYMENTS. Declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued, or purchase, redeem or retire any of such stock, except for the stock repurchase as of this date in conjunction with the recapitalization and cash dividends and distributions as permitted within the parameters of the fixed charge coverage ratio.

     g. CAPITAL EXPENDITURES. Make or incur obligations for capital expenditures in excess of $500,000 annually.

     h. LEASE LIABILITY. Make or incur liability for payments under existing operating and capital leases of real property in excess of $500,000 annually or incur obligations for payment under new operating and capital lease obligations in excess of $350,000 in any one fiscal year.

4. Should there be a default under the Security and Loan Agreement, any other Loan Document described in Section 11.h herein or under the terms of any material contract or instrument pursuant to which Borrower has incurred any other liability to the Bank or to any other person, then all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall, at the option of Bank, (i) in the case of any payment, default or voluntary or involuntary bankruptcy of Borrower become immediately due and payable without notice or demand, and (ii) in the case of any other breach after 10 days and written notice from the Bank will become due payable, and Bank shall thereupon have the right to exercise all of its default rights and remedies. The default rate of interest shall be five percent per year in excess of the rate otherwise charged. The provisions of (i) and (ii) of this Paragraph 4 shall govern and control any provision relating to a cure period under any of the above documents.

5. In addition to the provisions in the Security and Loan Agreement, Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

     a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

     b. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 days from invoice date.

     c.   Salesmen's accounts for promotional purposes.

EXHIBIT A
Page 4


     d. For accounts representing more than 50% of total accounts receivable, the balance in excess of the 50%. Each account representing up to 50% of total accounts receivable will be preapproved by Bank on a case by case basis.

     e. Accounts with respect to international transactions, except for Canadian accounts, unless insured by an insurance company acceptable to the Bank or covered by letters of credit issued or confirmed by a bank acceptable to the Bank.

     f.   Credit balance greater than 90 days from invoice date.

     g.   U.S. Government receivables, unless formally assigned to the Bank.

     h.   Accounts over 90 days from invoice date.

     i. Accounts where the account debtor is a seller to Borrower, whereby a potential offset exists.

     j.   Consignment or guaranteed sales.

     k.   Contract receivables; bill and hold accounts.

     l. Equipment and rental offsets; collection accounts (aged up to 90 days from invoice date).

6. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a quarterly basis commencing March 31, 1997.

7. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will:

     a. Have and maintain a Minimum Tangible Net Worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities, less subordinated debt) of not less than ($5,200,000) for the period ending 12/31/96, plus $750,000 for the twelve month period ending 12/31/97, plus $750,000 annually thereafter on a cumulative basis.

     b. Have and maintain a ratio of Funded Senior Debt to EBITDA of not more than 2.25:1 to 1.0. Funded Senior Debt is defined as all indebtedness of the Borrower to the Bank. EBITDA to be annualized for all quarterly calculations.

EXHIBIT A
Page 5

     c. Have and maintain a minimum Working Capital (meaning the Borrower's Current Assets minus Current Liabilities) of not less than $250,000.

     d.   Have a minimum annual EBITDA of at least $4,000,000.

     e. Have and maintain a Fixed Charge Coverage Ratio [EBITDA less CAPEX less cash taxes less cash dividends and distributions, commencing with the first fiscal quarter ending March 31, then on a cumulative quarterly basis for each fiscal year period, to CPLTD (pro rated for the applicable quarterly periods covered) plus interest expense of not less than 1.25 to 1.0.

          EBITDA is defined as earnings before interest expense, provision for taxes, depreciation and amortization. CAPEX is defined as amounts paid, or indebtedness incurred by the Borrower, in connection with the purchase or lease by the Borrower of fixed assets with useful lives of greater than one year. As used in the Fixed Charge Coverage Ratio, CAPEX will exclude those purchases or leases financed by outside creditors as permitted under this agreement. CPLTD is defined as those current maturities of long term debt and capital leases which are due within the succeeding 12 month period.

     f. Maintain all significant bank deposit accounts and banking relationship with Bank.

     g. Within 15 days from each month-end, deliver to Bank an accounts receivable aging reconciled to the general ledger of Borrower, a detailed accounts payable aging reconciled to the Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent, and an inventory certification outlining both inventory composition and activity for the month. All the foregoing will be in a form and with such detail as Bank may request from time to time.

     h. Within 30 days after each quarter's end, deliver to Bank a profit and loss statement and a balance sheet, all certified by an officer of Borrower, and within 30 days after each quarter's end, a quarterly covenant compliance calculation and letter signed by the Vice President, Chief Financial Officer of the Borrower certifying compliance with all loan covenants.

     i. Within 120 days after the end of Borrower's fiscal year, deliver to Bank the same financial statements as otherwise provided quarterly together with Changes in Financial Position Statement, prepared on an audited basis by a nationally recognized independent certified public accountant selected by Borrower.

     j. On a quarterly basis, provide Bank with an alphabetized list of customers including addresses.

     k. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment

EXHIBIT A
Page 6

and facilities in good order and repair; conduct its business or partnership, maintain and preserve its existence.

     l. INSURANCE. Maintain public liability, property damage and workers compensation insurance and insurance on all is insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to the Bank and Bank shall be named as Loss Payee in a Lender's Loss Payable Endorsement from 438BFU or equivalent.

     m. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as:

          a. The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

          b. It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

     n. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times.

8. The extensions of credit under the Security and Loan Agreement shall be available as follows:

     a. Up to $3,000,000 in direct advances, with a sub-limit of up to $2,000,000 to finance a portion of the stock repurchase.

9. The term loan shall be for the amount of $4,000,000, for a period of 60 months, expiring 60 months after loan documents are executed.

EXHIBIT A
Page 7

10.  FEES AND INTEREST:

     a. The rate of interest applicable to the Line of Credit Loan Account shall be 0.00% per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. A documentation fee of $250 shall be due upon execution of documents. A commitment fee of $7,500 (.25% of the line amount) will be due and payable at execution of this document, and annually thereafter.

b. The interest rate applicable to the term loan will be the Bank's Prime Rate, as described above OR 2.50% IN EXCESS OF THE LIBOR RATE AS DESCRIBED ABOVE. LIBOR is defined as the London InterBank Offered Rate. A loan fee of
 .30% on the initial loan balance outstanding will be due and payable at the execution of documents, and annually thereafter.

Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. The default rate shall be five percent per year in excess of the rate otherwise applicable.

If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments shall be applied first to any late owing, then to interest and the remainder, if any, to principal.

11.  MISCELLANEOUS PROVISIONS.

     a. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of your Bank or any holder or Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     b. ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

     c. INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

EXHIBIT A
Page 8

     d. APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

     e. OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of any note issued by Borrower in favor of Bank may have under applicable law, Bank or other holder of such notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the outstanding under any such note any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and written notice of the occurrence of any Event of Default by Bank to Borrower.

     f. SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

     g. TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

     h. INTEGRATION CLAUSES. Except for a General Loan and Collateral Agreement, any Note, Agreement to Provide Insurance and Disbursement Instructions, each dated of even date hereof, or other documents and instruments specifically referenced herein (together with this Agreement the "Loan Documents"), the Agreement constitutes the entire agreement between Bank and Borrower regarding the term loan and the line of credit, and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value. In the event of a conflict or inconsistency among any other Loan Document or instrument and this Agrement, the provisions of this Agreement shall prevail.

     i. ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted principles unless otherwise specified.

     j. MODIFICATION. This Agreement may be modified only by a writing signed by both parties hereto.

EXHIBIT A
Page 9

     This addendum is executed by and on behalf of the parties as of the date first above written.

STEVEN MYERS & ASSOCIATES, INC. "BORROWER"


BY: /s/ STEVEN S. MYERS                 BY: /s/ KENNETH COLBAUGH
   --------------------------              --------------------------


   its President & CEO                      its EVP & COO
   --------------------------              --------------------------
            Title                                    Title


IMPERIAL BANK, "BANK"

BY: /s/ DENISE PARDUE
   --------------------------

        Vice President
   --------------------------
            Title

                              [IMPERIAL BANK LOGO]

                                      NOTE

$4,000,000.00       Costa Mesa, California, January 02, 1997

On January 01, 2002, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its Orange County Regional office, the principal sum of $4,000,000 or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal balance [ ] at the rate of____% per year [X] at the rate of 0.000% per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable [X] monthly [ ] quarterly [ ] included with principal [X] in addition to principal [ ] beginning February 01, 1997, and if not so paid shall become a part of the principal. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal, [X] (if checked), Principal shall be payable in installments of $170,000.00 or more, each installment on the 1ST day of each QUARTER, beginning April 01, 1997. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

     If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorneys fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed herein. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith. Prepayments allowed without penalty (except for prepayments during LIBOR interest rate periods). *See Addendum attached.

                                          Steven Myers & Associates, Inc.

                                          By /s/ STEVEN MYERS
-------------------------------------     -------------------------------------
                                          Steven Myers, President CEO

                                          By /s/ KENNETH COLBAUGH
-------------------------------------     -------------------------------------
                                          Kenneth Colbaugh, EVP COO

ADDENDUM TO NOTE dated January 2, 1997


Beginning April 1, 1998 principal shall be payable in quarterly installments of $190,000.00. Beginning April 1, 1999 principal shall be payable in quarterly installments of $210,000.00. Beginning April 1, 2000 principal shall be payable in quarterly installments of $215,000.00.



STEVEN MYERS & ASSOCIATES, INC.


BY     /s/ STEVEN S. MYERS
       ---------------------------
       Steven Myers, President CEO


By     /s/ KENNETH COLBAUGH
       ---------------------------
       Kenneth Colbaugh, EVP/COO

   [LOGO]                                    LIBOR ADDENDUM
IMPERIAL BANK                                    TO NOTE
 Member FDIC

     This Libor Addendum ("Addendum") is dated as of January 02, 1997, and is by and between Steven Myers & Associates, Inc. ("Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the Note to which it is attached (the "Note") and forms a part of and is incorporated into the Note.

     In the event of any inconsistency between the terms herein and the terms of the Note, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meanings set forth in the Note.

     1.   ADVANCES.

     1.1 Prime Loans. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to Bank's Prime Rate shall be referred to herein as "Prime Loans" and each such advance shall be a "Prime Loan." Each Prime Loan shall bear interest at an annual rate equal to the sum of 0.000% plus the Bank's Prime Rate. "Prime Rate" shall mean the rate of interest publicly announced by Bank from time to time in Inglewood, California, as its prime rate for lending. The Prime Rate is not intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to borrowers.

     1.2 Libor Loans. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to the Libor Rate shall be referred to herein as "Libor Loans" and each such advance shall be a "Libor Loan." Each Libor Loan shall bear interest at the Libor Rate, as defined below. A Libor Loan shall be in the minimum amount of One Million Dollars ($1,000,000) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000). No Libor Loan shall be made after the last Business Day that is at least three (3) months prior to the Maturity Date described in the Note.

     2.   INTEREST ON LIBOR LOANS.

     2.1 Rate of Interest. Each Libor Loan shall bear interest on the unpaid principal amount thereof from the Loan Date through the date paid (whether by acceleration or otherwise) at a rate equal to the sum of 2.500% per annum plus the Libor Rate for the Interest Period.

          (a) "Loan Date" shall mean the date on which a Libor Loan is made, a Libor Loan is continued, or a Prime Loan is converted to a Libor Loan.

          (b)  "Interest Period" shall mean a period of 30 days, 60 days, three
(3), six (6) or nine (9) months, commencing on the applicable Loan Date, as selected by Borrower pursuant to Section 2.2; provided, however, that Borrower may not select an Interest Period that would otherwise extend beyond the Maturity Date of the Loan. Borrower may also select a twelve (12) month Interest Period if and when Bank notifies Borrower that such Interest Period is available, as determined by Bank in its sole discretion.

          (c) "Libor Rate" shall mean, for the applicable Interest Period for a Libor Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the Libor Base Rate for such Interest Period divided by (ii)
1.00 minus the Reserve Requirement Rate (expressed as a decimal fraction) for such Interest Period.

          (d) "Libor Base Rate" shall mean with respect to any Interest Period, the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of:

               (i) the offered rates per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Business Day that is two (2) Business Days before the first day of such Interest Period, in each case if at least four (4) such offered rates appear on such page, or

               (ii) if clause (i) is inapplicable, (x) the offered rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Business Day which is two (2) Business Days before the first day of such Interest Period; or (y) if clause (x) above is inapplicable, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum offered by at least three (3) prime banks selected by Bank at approximately 11:00 a.m. London time, on the Business Day which is two (2) Business Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such Interest Period in an amount equal to the amount to which the Libor Rate applies.

          (e) "Business Day" means any day on which Bank is open for business in the State of California.

          (f) "Reuters Screen LIBOR Page" means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

          (g) "Reserve Requirement Rate" means, for any Interest Period, the aggregate of the rates, effective as of the Business Day which is two (2) Business Days before the first day of the Interest Period, at which:

               (i) reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System; and

               (ii) any additional reserves are required to be maintained by Bank by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Libor Rate is to be determined as provided in the definition of "Libor Base Rate;" or (y) any category of extensions of credit or other assets which include Libor Loans.

          (h) "Regulatory Change" means, with respect to Bank, any change on or after the date of the Note and this Addendum in any Governmental Regulation, including the introduction of any new Governmental Regulation or the rescission of any existing Governmental Regulation.

          (i) "Governmental Regulation" means any (i) United States Federal, state or foreign law or regulation (including without limitation Regulation D); and (ii) the adoption or making of any interpretation, application, directive or request applying to a class of lenders, including Bank, of or under any United States Federal, state, or any foreign law or regulation (whether or not having the force of law) by any court or by any governmental, central banking, monetary or taxing authority charged with the interpretation or administration of such law or regulation.

     2.2 Determination of Interest Rates. Subject to the terms and conditions of the Note and this Addendum, Borrower, at its option, may request an advance in the form of a Libor Loan, a continuation of a Libor Loan, or a conversion of a Prime Loan into a Libor Loan, only upon delivery to Bank of an irrevocable written notice received by Bank at least three (3) Business Days prior to the requested Loan Date, specifying (i) the principal amount of such Libor Loan,
(ii) the requested Loan Date, and (iii) the selected Interest Period. Upon receiving such notice, Bank shall determine (which determination shall be in accordance with Section 2.1 and shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the Libor Rate applicable to such Libor Loan two (2) Business Days prior to the Loan Date, and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower. If Borrower shall fail to notify Bank of its selected Interest Period for a Libor Loan (including the continuation of an existing Libor Loan or the conversion of a Prime Loan into a Libor Loan), the Borrower shall be deemed to have selected an Interest Period of three (3) months.

     2.3 Computation of Interest and Fees. All computations of interest and fees payable pursuant to the Note shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed (less the date of repayment).

     2.4 Recordation by Bank. Bank is hereby authorized to record the Loan Date, the applicable Interest Period, the principal amount, and the interest rate of each Libor Loan made (or continued or converted) by Bank, and the date and amount of each payment or prepayment of principal thereof, in Bank's records. Any such recordation shall constitute prima facie evidence of the accuracy of the information recorded; provided that the failure to make any such recordation shall not in any way affect the Borrower's obligations hereunder.

     3.   CONVERSION TO PRIME LOANS.

     3.1 Election by Borrower. Subject to all the terms and conditions of this Addendum, Borrower may elect from time to time to convert a Libor Loan to a Prime Loan by giving Bank at least three (3) Business Days' prior irrevocable notice of such election, and any such conversion of a Libor Loan shall be made on the last day of the Interest Period with respect thereto.

     3.2 Failure of Notice by Borrower. If Borrower otherwise fails to give notice specifying its requests with respect to any Libor Loans that are scheduled to become due, such failure shall be deemed, in the absence of any notice from Borrower to the contrary, to be notice of a requested advance in the form of a Prime Loan in a principal amount equal to the amount of said Libor Loan.

     4.   PREPAYMENTS.

     4.1 Voluntary Prepayment by Borrower. Subject to the terms and conditions of the Note and this Addendum, Borrower may, upon at least three (3) Business Days' irrevocable notice to Bank as provided herein, at any time and from time to time on any Business Day prepay any Prime Loan or Libor Loan in whole or in part, without penalty or premium, other than customary actual "Breakage Fees" and "Prepayment Costs" as defined below, resulting from prepayment of any Libor Loan prior to the expiration of the Interest Period relating thereto. The notice of prepayment shall specify the date and amount of the prepayment, and the Loan to which the prepayment applies. Each partial prepayment of a Libor Loan shall be in an amount not less than Fifty Thousand Dollars ($50,000) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000); provided, that unless a Libor Loan is prepaid in full, no prepayment shall be made if, after giving effect to such prepayment, the aggregate principal amount of Libor Loans having the same Interest Period shall be less than One Million Dollars ($1,000,000). Notice of prepayment having been delivered as aforesaid, the principal amount of the prepayment specified in such notice shall become due and payable on the prepayment date set forth in such notice. All payments of principal under this Section 4 shall be accompanied by accrued but unpaid interest on the amount being prepaid through the date of such prepayment.

     4.2 Breakage Fees. If for any reason (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or acceleration), Bank receives all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the Breakage Fees, defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank (without regard to whether Bank actually so invests said funds) by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive and final, absent manifest error.

     4.3 Prepayment Costs. Borrower shall pay to Bank, upon the demand of Bank, such other amount or amounts as shall be sufficient (in the sole good faith opinion of Bank) to compensate it for any loss, costs or expense incurred by it as a result of any prepayment by Borrower (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or prepayment due to acceleration) of all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan (including without limitation any failure by Borrower to borrow a Libor Loan on the Loan Date for such borrowing specified in the relevant notice of borrowing hereunder). Such costs shall include, without limitation, any interest or fees payable by Bank to lenders of funds obtained by it in order to make or maintain its loans based on the London interbank eurodollar market. Bank's determination as to such costs shall be conclusive and final, absent manifest error.

     5.   Remedies Upon Events of Default.

     5.1 Conversion to Prime Loans. If any Event of Default has occurred and is continuing under the Note or this Addendum, then in addition to all other remedies available to Bank under the Note, at the option of Bank and without demand or notice, all Libor Loans then outstanding shall be automatically converted to Prime Plans on the last day of each respective Interest Period for each Libor Loan.

     5.2 Indemnity. Borrower agrees to pay and indemnify Bank for, and to hold Bank harmless from, any and all cost, loss or expense (including without limitation any such cost, loss or expense arising from interest or fees payable by Bank to lenders of funds obtained by it in order to maintain its Libor Loans hereunder, or in its reemployment of funds obtained in connection with the making or maintaining of Libor Loans) which Bank may sustain or incur as a consequence of any default by Borrower in connection with or related to: (a) payment of the principal amount of or interest on Libor Loans, (b) making a borrowing or conversion of a Libor Loan after Borrower has given a notice hereof in accordance with this Addendum, or (c) making a prepayment of a Libor Loan after Borrower has given a notice thereof in accordance with this Addendum, or any prepayment (whether optional or mandatory) of any Libor Loan prior to the end of the applicable Interest Period for such Loan.

     6.   Additional Provisions Regarding Libor Loans.

     6.1 Libor Rate Taxes. All payments of principal, interest, fees, costs, expenses and all other amounts payable to Borrower pursuant to the Note and this Addendum shall be made free and clear of and without reduction by reason of all present and future income, stamp and other taxes or other charges whatsoever imposed, assessed, levied or collected by any national government or any political subdivision or taxing authority thereof or any organization of which it is a member (excluding (i) any taxes imposed on or measured by the overall net income or gross receipts of Bank by any such entity, and (ii) any taxes which would have been imposed even if no provisions for Libor Loans had appeared in this Addendum) (collectively, "Libor Taxes").

          If any Libor Taxes are required to be withheld from any amounts payable to Bank, Borrower shall pay such additional amounts as may be necessary so as to yield to Bank a net amount equal to the total amount of the payments provided for in this Addendum or under the Note which Bank would have received if such amounts had not been subject to Libor Taxes.

     If any Libor Taxes are payable directly by Borrower, they shall be paid by Borrower prior to the date on which penalties attach for failure to timely pay such Libor Taxes. Within forty five (45) days after the date on which payment of any such Libor Taxes is due pursuant to applicable law, Borrower will furnish Bank the original receipt for the full payment of such Libor Taxes or, if such is not available, evidence of such payment satisfactory in form and substance to Bank. Borrower shall indemnify and hold Bank harmless against, and will reimburse to Bank, upon demand, any incremental taxes, interest or penalties that may become payable by Bank as a result of any failure by Borrower to pay any Libor Taxes when due.

     6.2 Inability to Determine Fair Interest Rate. If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the Libor Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, (ii) the Libor Rate does not accurately reflect the cost to Bank of lending the Libor Loan, or (iii) by reason of any changes arising after the date of the Note affecting the London Interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in Sections
2.1 and 2.2 above, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to Libor Loans, or until such time as Bank notifies Borrower that the circumstances giving rise to Bank's notice no longer exist. While such circumstances continue to exist, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first day of the then current Interest Period with respect thereto, to a Prime Loan.

     6.3 Illegality or Impracticability. If (i) due to any Governmental Regulation it shall become unlawful for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, or (ii) due to any contingency occurring after the date of the Note which has a material adverse effect on the London interbank eurodollar market, it has become impracticable for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate, and in such event, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first day of the then current Interest Period with respect thereto, to a Prime Loan.

     6.4 Governmental Regulations; Increased Costs. Borrower shall pay to Bank, within 15 days after demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any increased costs incurred by Bank that Bank determines are attributable to its making or maintaining of any Libor Loans to Borrower (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

          (a) imposes a new tax or changes the basis of taxation of any amounts payable to Bank under the Note or this Addendum in respect of any Libor Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

          (b) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits or other liabilities with or for the account of Bank (including any Libor Loans or any deposits referred to in the definition of Libor Base Rate); or

          (c) imposes any other condition affecting the Note (or any of such extensions of credit or liabilities); or

          (d) imposes or modifies a Governmental Regulation regarding capital adequacy which has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank ("Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material.

     Bank will notify Borrower of any event occurring after the date of the Note which will entitle Bank to Additional Costs pursuant to this Section 6.4 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for Additional Costs under this Section 6.4. Determinations and allocations by Bank for purposes of this
Section 6.4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Libor Loans or of making or maintaining Libor Loans or on amounts receivable by it in respect of Libor Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive and final, absent manifest error.

     This Addendum is executed as of the date first written above.

BORROWER                                     BANK

Steven Myers & Associates, Inc.         ,    IMPERIAL BANK,
-----------------------------------------    a California banking corporation

a                                            By /s/ DENISE PARDUE
 ----------------------------------------      ---------------------------------
By /s/ STEVEN MYERS                     ,      Officer Name
  ---------------------------------------      Its OFFICER TITLE
  Steven Myers,                                   ------------------------------
Its President/CEO
   --------------------------------------

By /s/ KENNETH COLBAUGH                 ,
  ---------------------------------------
  Kenneth Colbaugh,
Its EVP/COO
   --------------------------------------

                              [IMPERIAL BANK LOGO]

                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS

Name(s):                                       Date: January 02, 1997

     Steven Myers & Associates, Inc.

     $                   paid to you directly by Cashiers Check No.

     $  3,000,000.00     credited to deposit account No.
                         When advances are requested

     $                   paid on Loan(s) No.

     $                   amounts paid to Bank for:

     Amounts paid to others on your behalf:

     $                   to                              Title Insurance Company

     $                   to Public Officials

     $                   to

     $                   to

     $                   to

     $                   to

     $  3,000,000.00     SUBTOTAL (NOTE AMOUNT)

LESS $          0.00     Prepaid Finance Charge (Loan fee(s))

     $  3,000,000.00     TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

Steven Myers & Associates, Inc.

By /s/ STEVEN MYERS                   By /s/ KENNETH COLBAUGH
  ---------------------------           -----------------------------
           Signature                               Signature
Steven Myers President/CEO            Kenneth Colbaugh EVP/COO

-----------------------------         -------------------------------
           Signature                               Signature


L531 E (REV 10/92)

                              [IMPERIAL BANK LOGO]


                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS


Name(s):                                                  Date: January 02, 1997

        Steven Myers & Associates, Inc.

        $               paid to you directly by Cashiers Check No.

        $ 4,000,000.00  credited to deposit account No.

        $               paid on Loan(s) No.

        $               amounts paid to Bank for:

        Amounts paid to other on your behalf:

        $               to                              Title Insurance Company

        $               to Public Officials

        $               to

        $               to

        $               to

        $               to

        $ 4,000,000.00  SUBTOTAL (NOTE AMOUNT)

LESS    $        0.00   Prepaid Finance Charge (Loan fee(s))

        $ 4,000,000.00  TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank (to disburse the loan proceeds as stated above.

Steven Myers & Associates, Inc.

BY  /s/ STEVEN MYERS                         BY  /s/ [SIG]
----------------------------------           ---------------------------------
             Signature                                   Signature
Steven Myers, President/CEO                  Kenneth Colbaugh, EVP/COO


----------------------------------           ---------------------------------
             Signature                                   Signature



L531 E (Rev 10/92)